UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

Zurvita Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-145898	26-0531863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner Road, Suite 110

Houston, Texas 77024

(Address of principal executive offices and Zip Code)

___________________

713-464-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

On May 8, 2012, Zurvita Holdings, Inc., a Delaware corporation (the “Company”) and Infusion Brands International, Inc. (“Infusion”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) whereby the Company purchased Fifteen Million Two Hundred Thousand (15,200,000) shares (“Shares”) of the Company’s common stock, par value $0.0001 per share from Infusion. Pursuant to the Purchase Agreement, the Company paid to Infusion a purchase price equal to One Hundred Thousand Dollars ($100,000).

In connection with the Purchase Agreement, Infusion forgave and surrendered for cancellation that certain promissory note in principal amount of Two Million Dollars ($2,000,000) (the “Note”), which Note was issued by the Company to Infusion in connection with that certain License and Marketing Agreement, dated October 9, 2009, by and between the Company and Infusion. Furthermore, Infusion terminated and released any and all of Infusion’s security interest arising out of that certain Security Agreement, dated December 2, 2010, by and between the Company and Infusion.

The foregoing is not a complete summary of the terms of the Purchase Agreement and reference is made to the complete text of the Purchase Agreement attached hereto as Exhibits 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Securities Purchase Agreement dated May 8, 2012
10.2	Escrow Agreement dated May 8, 2012

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SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZURVITA HOLDINGS, INC.

Dated: May 14, 2012	By:	/s/ Jay Shafer
Jay Shafer, Co-Chief Executive Officer

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